EXECUTION COPY





                            STOCK PURCHASE AGREEMENT
                             RELATING TO PURCHASE OF
                                 PEISER'S, INC.
                                       BY
                        SUBURBAN OSTOMY SUPPLY CO., INC.

                                   May 1, 1997





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                                                 TABLE OF CONTENTS

ARTICLE I                DEFINITIONS.......................................1

        1.1     Definitions................................................1

ARTICLE II               PURCHASE AND SALE OF SHARES.......................6

        2.1     Purchase and Sale..........................................6
        2.2     Consideration..............................................6
        2.3     Escrow Account.............................................6
        2.4     Time and Place of Closing..................................6
        2.5     Deliveries by the Seller and the Buyer.....................6
        2.6     Other Transactions at the Closing..........................8

ARTICLE III              REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SELLER.....................9

        3.1     Organization and Qualification.............................9
        3.2     Authority; No Violation...................................10
        3.3     Capitalization............................................10
        3.4     Subsidiaries..............................................10
        3.5     Financial Statements......................................11
        3.6     Absence of Undisclosed Liabilities........................11
        3.7     Absence of Certain Changes................................11
        3.8     Title to Assets...........................................13
        3.9     Sufficiency and Condition of Assets.......................13
        3.10    Real Estate...............................................13
        3.11    Accounts Receivable.......................................14
        3.12    Inventories...............................................14
        3.13    Intellectual Property.....................................15
        3.14    Trade Secrets and Customer Lists..........................15
        3.15    Contracts.................................................16
        3.16    Customers and Suppliers...................................18
        3.17    Compliance with Laws......................................18
        3.18    Taxes.....................................................19
        3.19    Employee Benefit Plans....................................20
        3.20    Environmental Matters.....................................23
        3.21    Employees.................................................24
        3.22    Litigation................................................24
        3.23    Insurance.................................................25
        3.24    Company Products..........................................25
        3.25    Powers of Attorney........................................25



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        3.26    Brokers...................................................25
        3.27    Records and Books.........................................26
        3.28    Transactions with Interested Persons......................26
        3.29    Bank Accounts.............................................26
        3.30    Status Under Certain Statutes.............................26
        3.31    Disclosure of Material Information........................26
        3.32    Acquisition for Investment................................26
        3.33    Sole Representations and Warranties.......................27

ARTICLE IV               REPRESENTATIONS AND WARRANTIES OF THE BUYER......27

        4.1     Organization and Qualification............................27
        4.2     Authority.................................................27
        4.3     Brokers...................................................28
        4.4     Suburban Shares...........................................28
        4.5     SEC Reports...............................................28
        4.6     Disclosure of Material Information........................28
        4.7     Capitalization............................................28
        4.8     Sole Representations and Warranties.......................29

ARTICLE V                INDEMNIFICATION..................................29

        5.1     Survival of Representations and Warranties................29
        5.2     Indemnification by Seller.................................29
        5.3     Indemnification by Buyer..................................29
        5.4     Minimum Indemnification...................................30
        5.5     Notice and Opportunity to Defend..........................30
        5.6     Adjustment for Insurance and Taxes........................31
        5.7     Indemnification Exclusive.................................31

ARTICLE VI               MISCELLANEOUS....................................32

        6.1     Fees and Expenses.........................................31
        6.2     Publicity and Disclosures.................................32
        6.3     Notices...................................................32
        6.4     Successors and Assigns....................................33
        6.5     Descriptive Headings......................................33
        6.6     Counterparts..............................................33
        6.7     Severability..............................................33
        6.8     Attorneys' Fees/Arbitration...............................34
        6.9     Course of Dealing.........................................34
        6.10    Third Parties.............................................34
        6.11    Tax Matters...............................................34



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        6.12    Pension Plan.............................................36
        6.13    Variations in Pronouns...................................36
        6.14    Governing Law............................................36
        6.15    Entire Agreement.........................................36
        6.16    Mutual Covenants.........................................37
        6.17    Disclosure Schedule......................................37
        6.18    DEA Certificate..........................................37





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Table of Exhibits

Exhibit A  Escrow Agreement
Exhibit B  Opinion of Counsel for the Company and the Seller
Exhibit C  Employment Agreement
Exhibit D  Opinion of Buyer's Counsel
Exhibit E Option Agreement
Exhibit F Registration Rights Agreement

Table of Schedules

Schedule 3.1      Qualification
Schedule 3.4      Subsidiaries
Schedule 3.5      Financial Statements
Schedule 3.6      Liabilities
Schedule 3.7      Changes
Schedule 3.10     Real Estate
Schedule 3.11     Accounts Receivables
Schedule 3.12     Inventories
Schedule 3.13     Intellectual Property
Schedule 3.14     Trade Secrets
Schedule 3.15     Contracts
Schedule 3.16     Major Customers
Schedule 3.18     Taxes
Schedule 3.19     Employee Benefit Plans
Schedule 3.20     Environmental Matters
Schedule 3.21     Employees
Schedule 3.22     Litigation
Schedule 3.23     Insurance
Schedule 3.24     Warranty and other Claims
Schedule 3.26     Brokers
Schedule 3.29     Transactions with Interested Persons
Schedule 3.30     Bank Accounts
Schedule 4.7      Capitalization
Schedule 5.1(a) Interim Conduct





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                            STOCK PURCHASE AGREEMENT


        Stock Purchase Agreement (the "Agreement") dated as of May 1, 1997, by and among Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Buyer"), Peiser's, Inc., an Illinois corporation (the "Company"), and Barry D. Derman, the sole shareholder of the Company (the "Seller").

        The Seller owns the outstanding shares (the "Shares") of Common Stock of the Company, without par value per share, constituting all of the outstanding Equity Securities of the Company. On the date hereof, Buyer desires to purchase, and the Seller desires to sell, all of the outstanding Equity Securities of the Company.

        In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Definitions. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in this Article I (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Affiliate" means when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty-five percent (25%) of any class of any Equity Security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (b) if such Person is a partnership, any general or limited partner thereof and (c) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" means this Stock Purchase Agreement (together with all Exhibits and Schedules hereto) as from time to time assigned, supplemented, modified, amended, or restated or as the terms hereof may be waived in accordance with the terms hereof.

        "Business Day" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts and Chicago, Illinois are authorized or required by law to close.

        "Buyer" means Suburban Ostomy Supply, Co., Inc., a Massachusetts corporation, and its successors and assigns.

        "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations thereunder.

        "Charter"   means  the   Certificate  of   Incorporation,   Articles  of
Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

        "Claim" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

        "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

        "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

        "Common Stock" means the common stock of the Company, without par value per share.

        "Company" means Peiser's, Inc., an Illinois corporation, and its successors and assigns.

        "Environmental Action" means any administrative, regulatory or judicial action, suit, written demand, demand letter, claim or notice of non-compliance or violation, investigation, written request for information, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including without limitation (a) any written claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law related to the Company and (b) any written claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials, damage to the environment or alleged injury or threat of injury to human health or safety from Hazardous Materials related to the Company.

        "Environmental Law" means any applicable federal, state or local law, statute, rule, regulation, or ordinance relating to the environment, human health or safety from Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances


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Control Act, the Clean Air Act, the Safe  Drinking  Water Act, the Atomic Energy
Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, and any similar state and local laws, and the rules or regulations thereunder.

        "Environmental  Permit"  means  any  permit,  approval,   identification
number, license or other authorization required under any Environmental Law.

        "Equity Security" shall have the meaning given to such term in Section 3(a)(11) of the Exchange Act.

        "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

        "ERISA Affiliate" means, for purposes of Title IV of ERISA, any trade or business, whether or not incorporated, that together with the Company or any Subsidiary of the Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with the Company or any Subsidiary of the Company, is treated as a "single employer" for purposes of Section 414 of the Code.

        "Exchange Act" means the Securities Exchange Act of 1934, and any similar or successor federal statute, and the rules and regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

        "Hazardous Materials" means (a) petroleum or petroleum products, natural or synthetic gas, asbestos, urea formaldehyde foam insulation and radon gas, (b) any substances defined as or included in the definition or "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes" "restricted hazardous waters," toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any Environmental Law and (c) any other substance exposure to which or emission of which is regulated under any Environmental Law.

        "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business).




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        "IRS" means the  Internal  Revenue  Service and any similar or successor agency of the federal government administering the Code.

        "Last Balance Sheet" shall mean the consolidated balance sheet of the Company and its Subsidiaries as at the month ended March 31, 1997, included in the Financial Statements.

        "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind, any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

        "Material  Adverse Effect" means a material  adverse impact or effect on
(a) the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or the Seller to perform their respective material obligations under any of the Purchase Documents, or (c) the validity or enforceability of any of the Purchaser Documents.

        "Officer's Certificate" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

        "Person" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

        "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

        "Purchase Documents" means this Agreement, the Employment Agreement and any other material certificate, document, instrument, stock power, or agreement executed in connection therewith.

        "Release" means any release, disposal, discharge, dispersal, leaching or migration into the environment including the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property other than in compliance with all Environmental Laws and Permits.

        "Securities Act" means the Securities Act of 1933, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        "Shares" means the outstanding shares of Common Stock of the Company.

        "Subsidiary" means, with respect to any Person (a) any corporation, association or other entity of which at least a majority in interest of the outstanding capital stock or other Equity Securities having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors, managers or trustees thereof, irrespective of whether or not at the time capital stock or other Equity Securities of any other class or classes of such corporation, association or other entity shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such Person, or (b) any entity (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly at the date of determination thereof, has at least majority ownership interest. For purposes of this Agreement, a Subsidiary of the Company shall include the direct and indirect Subsidiaries of the Company.

        "Suburban Shares" means the shares of Common Stock, no par value, of the Buyer paid to the Seller as partial consideration for the Shares, so provided in
Section 2.2.

        "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        The  following  terms are  defined  in the  following  Sections  of this
Agreement:

        Term                                                         Section

        Closing                                                      2.4
        Closing Date                                                 2.4
        Financial Statements                                         3.5
        Indemnifying Party                                           5.5
        Losses                                                       5.2
        Plan                                                         3.19(a)
        Purchase Price                                               2.2

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

        2.1 Purchase and Sale. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.4 below), the Seller shall sell, assign, transfer and deliver to Buyer, and Buyer will accept and purchase from the Seller, all of the Shares owned or held by the Seller, free and clear of all Liens.

        2.2 Consideration. Upon the terms and subject to the conditions contained in this Agreement, in reliance upon the representations, warranties and agreements of the Company and the Seller contained herein, and in consideration of the sale, assignment, transfer and delivery of the Shares, Buyer will pay to the Seller (i) Seven Million Dollars ($7,000,000), less the amount of the Company's Indebtedness for borrowed money outstanding on the Closing Date, which net amount shall be paid by wire transfer of immediately available funds, and (ii) One Million Dollars ($1,000,000), which amount will be paid by delivery to Seller of 111,111 shares of Common Stock, no par value, of the Buyer (the "Suburban Shares"). The consideration payable to the Seller for the Shares is referred to herein as the "Purchase Price". For the purpose of determining the number of Suburban Shares which are issuable as part of the Purchase Price, the parties hereto acknowledge that such Suburban Shares have been valued at the average closing price of the common stock, no par value, of the Buyer during the thirty (30) days immediately preceding the Closing Date.

        2.3 Escrow Account. At the Closing, a certificate evidencing Suburban Shares with an aggregate value of Six Hundred Thousand Dollars ($600,000) (the "Escrow Shares"), together with an undated stock power executed by the Seller, shall be deposited in an escrow account which shall be established and maintained pursuant to the Escrow Agreement (the "Escrow Agreement") in the form attached hereto as Exhibit A. For the purpose of determining the number of Suburban Shares which shall be deposited in the escrow account maintained pursuant to the Escrow Agreement, such Suburban Shares shall be valued as set forth in Section 2.2.

        2.4 Time and Place of Closing. The closing of the transactions described in Sections 2.1 and 2.2 of this Agreement (the "Closing") shall take place at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, MA, 02110 at 10:00 a.m. on the date hereof. The date hereof is hereinafter referred to as the "Closing Date."

        2.5 Deliveries by the Seller and the Buyer. At the Closing on the date hereof, the Seller will deliver to Buyer (a) the various certificates, instruments and documents referred to in Section 2.5(a) below, and (b) stock certificates representing the Shares duly endorsed for transfer or accompanied by a stock power duly executed in blank, and any other documents that are necessary to transfer to Buyer good title to all Shares free and clear of all Liens, and Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in Section 2.5(b) below and the Purchase Price so set forth in Section 2.2.

                (a)      At the Closing, the Company shall deliver to Buyer:

                       (i) an Officer's Certificate of the Secretary of the Company certifying (x) the incumbency and genuineness of signatures of all officers of the Company executing this Agreement, any document delivered b the Company at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Company authorizing the entry by the Company into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the By-Laws of the Company;

                      (ii) an Officer's Certificate of the President or Chief Financial Officer of the Company certifying the amount of Indebtedness for borrowed money of the Company as of the Closing Date;

                     (iii) the minute books and stock record books of the Company;

                      (iv) the Charter of the Company certified as of a recent date by the Secretary of State of the State of Illinois;

                       (v) certificates of corporate and tax good standing and legal existence of the Company as of a recent date from the Secretary of State of the State of Illinois;

                      (vi) written resignations of all directors of the Company effective as of the Closing;

                     (vii) a favorable opinion, dated the Closing Date and satisfactory in form to Buyer and its counsel, of Winston & Strawn, counsel to the Seller and the Company, as to the matters set forth on Exhibit B attached hereto. In rendering such opinion such counsel may, to the extent he may deem such reliance or limitation is proper, (a) rely on (x) certificates of public officials, and (y) certificates, in form and substance satisfactory to Buyer and its counsel, of the Seller or officers of the Company and (b) limit the scope of such opinion to the laws of Illinois and the federal laws of the United States;

                    (viii) the Seller shall have executed and delivered to the Buyer the Employment Agreement in the form attached hereto as Exhibit C;

                      (ix) employment and non-competition agreements on terms reasonably acceptable to the Buyer entered into between the Company and each of Deborah Carroll-Kanak, Terry C. Young and Jacquelyn Lloyd; and

                       (x) audited financial statements of the Company for its year ended December 31, 1996, accompanied by an unqualified report of Arthur Andersen LLP, all in form acceptable to the Buyer in its sole discretion.

                (b) At the Closing, the Buyer shall deliver to the Seller and the Company:

                       (i) an Officer's Certificate of the Clerk of the Buyer certifying (x) the incumbency and genuineness of signatures of all officers of the Buyer executing this Agreement, any document delivered by the Buyer at the Closing and any other document, instrument or agreement executed in connection herewith, (y) the truth and correctness of resolutions of the Buyer authorizing the entry by the Buyer into this Agreement and the transactions contemplated hereby and (z) the truth, correctness and completeness of the By-Laws of the Buyer;

                      (ii) the Charter of the Buyer, each certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts;

                     (iii) certificate of corporate good standing and legal existence of the Buyer as of a recent date from the Secretary of State of the Commonwealth of Massachusetts;

                      (iv) a favorable opinion, dated the Closing Date and satisfactory in form to the Seller, of Hutchins, Wheeler & Dittmar, A Professional Corporation, counsel to Buyer, in substantially the form attached hereto as Exhibit D. In rendering such opinion such counsel may, to the extent it may deem such reliance or limitation is proper, (a) rely on (x) certificates of public officials, and (y) certificates, in form and substance satisfactory to the Company, of the Buyer or officers of the Buyer and (b) limit the scope of such opinion to the laws of the Commonwealth of Massachusetts and the federal laws of the United States; and

                       (v) an Employment Agreement in the form of Exhibit C with the Seller.

        2.6     Other Transactions at the Closing.  Simultaneously with the
Closing,

                (a) The Company and the Seller shall execute the Employment Agreement in the form attached hereto as Exhibit C. Pursuant to the Employment Agreement, the Buyer shall grant to the Seller an option (the "Option") to purchase up to 90,000 shares of common stock, no par value, of the Buyer, which Option shall be evidenced by an option agreement (the "Option Agreement") in the form attached hereto as Exhibit E. Such option shall vest in five (5) equal annual installments on the first through fifth anniversaries of the Closing Date, shall continue for a period of ten (10) years from date of grant, subject to earlier termination as set forth in the Option Agreement, and shall be on such further terms, and subject to such further conditions, all as are set forth in the Option Agreement. The Buyer hereby agrees, subject to stockholder approval to be obtained at the Buyer's next annual meeting of stockholders or at a special meeting in lieu thereof, of an amendment to the Buyer's 1995 Stock Option Plan in order to an increase the number of shares subject to said Plan, to file a registration statement on Form S-8 with the Securities and Exchange Commission relating to the 90,000 shares subject to the Option.

                (b) The Company shall pay to the Seller, not less than ten (10) days prior to the date on which the Seller is obligated to pay the related income taxes, amount sufficient to pay federal and state income taxes payable by the Seller as a shareholder of the Company when it was taxable as an S corporation, with respect to the income of the Company earned through the Closing Date.

                (c) On the Closing Date, the Buyer shall cause its Board of Directors to be expanded by one (1) member, and the Seller shall be elected a director of the Buyer, to serve in accordance with the by-laws and the Restated Articles of Organization, as amended, of the Buyer, and Summit Ventures III, L.P. and its affiliates shall have delivered to the Seller their written agreement to vote their shares of the Buyer in favor of the Seller as a director of the Buyer so long as he remains an employee of the Company, up to a maximum of five years.

                (d) The Buyer and the Seller shall enter into a Registration Rights Agreement in the form of Exhibit F attached hereto pursuant to which the Buyer will grant to the Seller certain registration rights with respect to the Suburban Shares.

        2.7 Retained Assets. Notwithstanding anything to the contrary to this Agreement, the following assets shall be transferred by the Company to the Seller immediately prior to the Closing:

                (a) 1989 Mercedes Benz owned by the Company and used by the Seller;

                (b) the Company's rights and interests as owner and beneficiary in that certain Insurance Policy with Federal Kemper Life Assurance Company, Policy #FK5016913, naming the Company as the owner/beneficiary of this insurance policy; and

                (c) the Company's rights and interests as owner and beneficiary in that certain Insurance Policy with Great-West Life Insurance Company, Policy #4181620, naming the Company as the owner/beneficiary of this insurance policy.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          OF THE COMPANY AND THE SELLER

        Each of the Company and the Seller acting, jointly and severally, hereby represents and warrants to Buyer as follows, except for the representations and warranties contained in Section 3.34 which are being made solely by the Seller:

        3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois. The Company has all requisite power and authority to own, use and lease its properties and to conduct its business as such properties are owned, used or leased and as such business is currently conducted. The copies of the Company's Charter and By-Laws, as amended to date, certified by its Secretary and delivered to Buyer's counsel at the Closing, are true, complete and correct. The Company is qualified to do business as a foreign corporation in each jurisdiction where the conduct of its business requires such qualification.

        3.2     Authority; No Violation.

                (a) The Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of the Company and the Seller, enforceable against each of them in accordance with its terms. The Shares are validly issued, fully paid and non-assessable, and free of any Liens.

                (b) Except as set forth on Schedule 3.2, assuming the accuracy of the representations and warranties of Buyer hereunder, the entering into of this Agreement by the Company and the Seller does not, and the consummation by the Company and the Seller of the transactions contemplated hereby, including specifically the transfer of the Shares to Buyer by the Seller, will not violate the provisions of (i) to the knowledge of the Company and Seller, any applicable federal, state, local or foreign laws, which violation might reasonably be expected to have a Material Adverse Effect, (ii) the Company's Charter or By-Laws, or (iii) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of the Company or the Seller under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Company or the Seller is a party or by which any of them is bound, or to which any property of the Company is subject.

        3.3 Capitalization. The Company's authorized capital stock consists of 1,000,000 shares of Common Stock, without par value per share, of which 5,000 shares are issued and outstanding, all of which are owned beneficially and of record by the Seller. All of such outstanding shares are duly authorized, validly issued, fully paid, non-assessable, free of all Liens and pre-emptive rights and have been issued in compliance with all applicable federal and state laws. Except for the rights of Buyer hereunder, there are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of Common Stock or any other Equity Security of the Company.

        3.4 Subsidiaries. The Company has no Subsidiaries. Except as set forth on Schedule 3.4, the Company does not own, directly or indirectly, any securities issued by any other Person except for United States government securities, certificates of deposit, or other cash equivalents and is not a partner or participant in any partnership or joint venture of any kind.

        3.5 Financial Statements. Attached hereto as Schedule 3.5 are the following financial statements: (i) audited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year December 31, 1996, for the Company (the "Audited Financial Statements"); and (ii) reviewed and unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 1995 and unaudited balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the three months ended March 31, 1997 for the Company (the "Unaudited Financial Statements" and together with the Audited Financial Statements, the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods then ended; provided, however, that the Unaudited Financial Statements are subject to normal yearly adjustments (which will not be material individually or in the aggregate) and lack footnotes otherwise required by GAAP.

        3.6 Absence of Undisclosed Liabilities.  Except as set forth in Schedule
3.6 attached hereto, there were no material liabilities of the Company, which were required by GAAP to have been reflected in the Last Balance Sheet which were not reflected therein, and since the Last Balance Sheet, no liabilities have arisen except in the ordinary course of business of the Company. Schedule
3.6 sets forth a true and correct aged list of all accounts payable of the Company as of the Last Balance Sheet Date, in excess of $5,000 to any one payee.

        3.7     Absence of Certain Changes.  Except as otherwise disclosed in
Schedule 3.5 attached hereto, since January 31, 1997, there has not been:

                (a) any change in the business, operations, assets, liabilities or condition (financial or otherwise) of the Company taken as a whole that, by itself or in conjunction with all other such changes, arising outside of the ordinary course of business, has been or is reasonably likely to be materially adverse with respect to the Company;

                (b) any obligation or liability incurred by the Company for an amount not more than $25,000 in each case or $50,000 in the aggregate; other than routine trade payables, payables and other obligations and liabilities incurred in the ordinary course of business

                (c) any Lien placed on any of the Company's properties or assets which remains in existence on the date hereof other that Liens reflected in the Financial Statements or on Schedule 3.7, all of which will be extinguished at the Closing;

                (d) any contingent liabilities incurred by the Company with respect to the obligations of any other Person outside the ordinary course of business of the Company;

                (e) any purchase, sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the purchase, sale, lease, assignment, transfer or other disposition, of any part of the Company's properties or assets, other than purchases and sales in the ordinary course of business, except for fixed assets purchased or sold or other capital expenditures made in amounts not exceeding $25,000 for any single item and $50,000 in the aggregate for all such items;

                (f) any damage, destruction or loss, whether or not covered by insurance, materially adversely affecting the Company's properties, assets or business;

                (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any Equity Security of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its own Equity Securities, or any issuance by the Company of any Equity Security other than as contemplated by Section 2.7 hereof;

                (h) any labor disputes or claim of unfair labor practices involving the Company; any change in the employment contracts of or compensation payable or to become payable by the Company to any of its officers, directors, employees, consultants or agents, or any bonus payment or arrangement made to or with any of such officers, directors, employees, consultants or agents; or any change in coverage or benefits available under any Plan described in Section 3.19;

                (i) any material change with respect to the Company's management or supervisory personnel;

                (j) any payment or discharge of a material Lien or liability of the Company not disclosed on the Financial Statements or incurred in the ordinary course of business;

                (k) any obligation or liability incurred by the Company with respect to any loan, advance or commitment to lend by any bank, financial institution or institutional lender to any of the officers, directors, employees, consultants, agents, or stockholders of the Company or to any other Person; or any loans or advances made by the Company to any officers, directors, employees, consultants, agents or stockholders of the Company, except for normal compensation, professional fees and expense allowances payable to officers and directors;

                (l) any contracts, licenses, leases or agreements entered into by the Company which are outside the ordinary course of business and which obligate the Company for more than $5,000 in any one case or more than $25,000 in the aggregate;

                (m)      any recapitalization or reorganization;

                (n) any amendment or other change (or any authorization to make such an amendment or change) to the Company's Charter or By-Laws, except as required in connection with the consummation of the transactions contemplated hereby;

                (o) any postponement or delay in payment of any accounts payable or liability of the Company except in the ordinary course of business consistent with prior practices;

                (p) any cancellation, waiver, compromise or release of any right or claim eithe involving more than $10,000;

                (q) any cancellation, termination, modification, or acceleration by any party to any contract, license, lease or agreement involving more than $10,000 outside the ordinary course of business of the Company to which any of the Company is a party or by which any of them is bound; or

                (r) to the knowledge of the Seller, any other occurrence, action, failure to act or transaction involving the Company other than transactions in the ordinary course of business consistent with prior practices.

        3.8 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest or rights in, all of the property and assets used by it, located on its premises, or shown on the Last Balance Sheet, free and clear of all Liens, except for (a) properties and assets disposed of in the ordinary course of business since the date of the Last Balance Sheet; (b) liens, claims and encumbrances reflected in the Last Balance Sheet and to be released as of the Closing, (c) liens for taxes not yet payable, (d) minor liens, claims and encumbrances which would not materially adversely affect the value of such assets, and (e) liens set forth on Schedule 3.8 hereto.

        3.9 Sufficiency and Condition of Assets. The Company owns or leases all real, personal, tangible and intangible property and assets necessary for the conduct of its businesses as such businesses are presently conducted. To the knowledge of each of the Sellers and Company, all tangible properties and assets owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, have been well maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations, except where the failure thereof shall not result in a Material Adverse Effect.

        3.10    Real Estate.

                (a)      The Company does not own any real property.

                (b) Schedule 3.10(b) lists and describes briefly all real property leased or subleased to the Company. With respect to each such lease and sublease;

                       (i) correct and complete copies thereof have been delivered to Buyer;

                      (ii) the lease or sublease is legal, valid binding, enforceable, and in full force and effect and will continue to be so on identical terms following the consummation of the transactions contemplated hereby;

                     (iii) no party to the lease or sublease is in breach or default, and, to the knowledge of the Company and the Seller, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (iv) no party to the lease or sublease has repudiated any provision thereof, and there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;
                       (v) with respect to each sublease, the representations and warranties set forth in subsections (ii), (iii) and (iv) above are true and correct with respect to the underlying lease;

                      (vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                     (vii) to the knowledge of the Company and the Seller, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, statutes, ordinances, rules and regulations; and

                    (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

        3.11 Accounts Receivable. All of the accounts receivable of the Company are properly reflected in the Last Balance Sheet consistent with past practice and are, subject to the allowance for doubtful accounts set forth therein, valid and enforceable claims, subject to no set-off or counterclaim, and are fully collectible in the ordinary course of business; provided, however, that each Medicare and Medicaid account receivable shall be collectible only in an amount equal to 86% of the face amount thereof, and provided further that no Medicare or Medicaid account receivable shall be deemed to be uncollectible unless it has not been collected within twelve months after the date of this Agreement. Except as set forth in Schedule 3.11 attached hereto, the Company does not have any accounts receivable or loans or notes receivable from any Affiliates or from any of its officers, directors, consultants, employees, agents or stockholders.

        3.12    Inventories.

                (a) Except as disclosed in Schedule 3.12 attached hereto: (i) the inventories of the Company as of March 31, 1997 are properly reflected in the Last Balance Sheet and are of a quality and quantity saleable in the ordinary course of business of the Company at prevailing market prices, are priced at the lower of a weighted average of actual cost or market and (ii) the values of the inventories as of March 31, 1997 stated in the Financial Statements reflect the

Company's normal inventory valuation policies and were determined in accordance with GAAP consistently applied.

                (b) As of the date hereof, purchase commitments for raw materials and parts for the Company are not, individually or in the aggregate, in excess of normal requirements and none of such material commitments are at prices materially in excess of current market prices.

        3.13 Intellectual Property. Except as set forth on Schedule 3.13, all patents, patent applications, registered copyrights, trade names, registered trademarks, trademark applications and software programs (other than business software programs which are readily available at retail outlets) which are owned by or licensed to the Company, if any, are listed in Schedule 3.13 attached hereto, which indicates with respect to each the nature of the Company's interest therein and the expiration date thereof or the date on which the Company's interest therein terminates. Except as set forth on Schedule 3.13, the Company owns and has the exclusive right to use, without the requirement to pay any license or royalty, all software programs used in the conduct of the business (other than business software programs which are readily available at retail outlets). All of the Company's patents and registered trademarks have been duly registered in, filed in or issued by the United States Patent Office or the corresponding offices of other countries identified in Schedule 3.13, and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and each such country. Except as set forth in Schedule 3.13, use of said patents, patent applications, registered copyrights, trade names, registered trademarks, trademark applications and software programs (other than business software programs which are readily available at retail outlets) owned by the Company does not require the consent of any other Person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by the Company, free and clear of any Liens. Except as set forth in Schedule 3.13, (i) no other Person has an interest in or right or license to use, or the right to license any other Person to use, any of said patents, patent applications, registered copyrights, trade names, registered trademarks, trademark applications and software programs (other than business software programs which are readily available at retail outlets), (ii) there are no claims or demands of any other Person pertaining thereto and no proceedings have been instituted, or are pending or, to the knowledge of the Company and each Seller, threatened, which challenge the Company's rights in respect thereof, (iii) none of the patents, copyrights, trade names, trademarks or software programs listed in Schedule 3.13 is being infringed by another Person or is subject to any outstanding order, decree, ruling, charge, injunction, judgment or stipulation, (iv) no Claim has been made or is threatened charging the Company with infringement of any adversely held patent, trade name, trademark or copyright and (v) there does not exist (a) any unexpired patent with claims which are or would be infringed by products of the Company or by apparatus, methods or designs employed by it in manufacturing such products or (b) any patent or application therefor or invention which would materially adversely affect the Company's ability to manufacture, use or sell any such product, apparatus, method or design.

        3.14 Trade Secrets and Customer Lists. The Company has the right to use, free and clear of any Claims or rights of any other Person, all trade secrets, customer lists, manufacturing and secret processes and know-how (if any) required for or used in the manufacture or marketing of all products being sold, manufactured, or under development by it, including products licensed from other Persons. Any payments required to be made by the Company for the use of such trade secrets, customer lists, manufacturing and secret processes and know-how are described in Schedule 3.14 attached hereto. The Company is not in any way making an unlawful or wrongful use of any confidential information, know-how, or trade secrets of any other Person, including without limitation, to the knowledge of the Company or the Seller, any former employer of any present or past employee of the Company. Except as described on Schedule 3.14, neither the Seller, nor to the Seller's knowledge, any officer, director or employee of the Company, is a party to any non-competition or confidentiality agreement with any Person other than the Company.

        3.15 Contracts. Except for contracts, commitments, leases, licenses, plans and agreements described in Schedule 3.15 attached hereto, the Company is not a party to or subject to:

                (a) any plan or contract regarding or providing for bonuses, pensions, options, stock purchases, deferred compensation, severance benefits retirement payments, profit sharing, stock appreciation, collective bargaining or the like, or any contract or agreement with any labor union;

                (b) any employment or consulting contract or contract for personal services not terminable at will by the Company without penalty to the Company;

                (c) any contract or agreement for the purchase of any commodity, product, material, supplies, equipment or other personal property, or for the receipt of any service outside of the ordinary course of business, other than purchase orders for less than $5,000 each and which in the aggregate do not exceed $25,000;

                (d) any contract, arrangement or program with vendors, suppliers or customers relating to rebates, volume discounts or cooperative Advertising;

                (e) any contract or agreement for the purchase or lease of any fixed asset, whether or not such purchase or lease is in the ordinary course of business, for a price in excess of $25,000;


                (f) any contract or agreement for the sale of any commodity, product, material, equipment, or other personal property, or the furnishing by the Company of any service, other than contracts entered into in the ordinary course of business;

                (g) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier, or for periodic minimum purchases of a particular product from a supplier;

                (h) any contract or agreement with any sales agent, distributor or OEM of products of the Company;

                (i) any contract or agreement concerning a partnership or joint venture with one or more Persons;

                (j)  any   confidentiality   agreement  or  any  non-competition
agreement or other contract or agreement containing covenants limiting the Company's freedom to compete in any line of business or in any location or with any Person;

                (k) any license agreement (as licensor or licensee); or, in the case of software generally available to the public, any license agreement entered into outside the ordinary course of business;

                (l) any contract or agreement with the Seller or any present or former officer, director, consultant, or stockholder of the Company or with any Affiliate of any of them;

                (m) any loan agreement, indenture, note, bond, debenture or any other document or agreement evidencing a capitalized lease obligation or
 Indebtedness to any Person;

                (n) any agreement of guaranty, indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person outside of the ordinary course of business (other than lawful indemnification provisions contained in the Charters and By-Laws of the Company);

                (o) any agreement under which the consequences of a default by the Company or termination could have a Material Adverse Effect; or

                (p) any other agreement or contract (or group or related agreements or contracts) the performance of which involves consideration paid or received by the Company in excess of $25,000.

        Copies of all such contracts, commitments, plans, leases, licenses and agreements have been provided to Buyer or its counsel prior to the execution of this Agreement, and all such copies are true, correct and complete and have been subject to no amendment, extension or other modification as of the date hereof, except such as are described in Schedule 3.15. Except as listed and described in
Schedule 3.15, neither the Company, nor to the knowledge of the Company and the Seller, any other Person, is in default under any such contract, commitment, plan, lease, license or agreement described in Schedule 3.15 (a "default" being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, constitute a default, except where such default would not result in a Material Adverse Effect).

        3.16 Customers and Suppliers. Except as disclosed on Schedule 3.16, to the knowledge of the Company and the Seller, the relationships of the Company with its suppliers and customers are good commercial working relationships consistent with past practice and, except as set forth on Schedule 3.16, during the period January 1, 1997 through the date hereof no Person who during the twelve months ended December 31, 1995 or the twelve months ended December 31, 1996 accounted for more than five percent (5%) of the Company's revenues, or more than five percent (5%) of the Company's purchases (the "Large Customers and Suppliers") canceled or otherwise terminated, or, to the knowledge of the Company and the Seller, has threatened to cancel or otherwise terminate, its relationship with the Company.

        3.17    Compliance with Laws.

                Except as provided in Section 3.18, 3.19 and 3.20 hereof:

                (a) The Company has all licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations as are necessary in order to enable it to own and conduct its business as currently conducted and to occupy and use its real and personal properties except where the failure thereof would not have a Material Adverse Effect. Except as set forth on Schedule 3.17, no registration, filing, application, notice, transfer, consent, approval, order, qualification, waiver or other action of any kind is required by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the loss of any material rights pertaining to any such license, permit, franchise, order, approval, accreditation, waiver or authorization. The Company is in compliance with the terms and conditions of all such licenses, permits, franchises, orders, approvals, accreditations, waivers and authorizations except where the failure to be in such compliance would not have a Material Adverse Effect.

                (b) The Company has conducted and is conducting its business in material compliance with applicable federal, state, local or foreign laws, statutes, ordinances, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it (including, but not limited to, any law, statute, ordinance, regulation, rule, order or requirement applicable to it relating to securities, properties, business, products, advertising, sales or employment practices, immigration, terms and conditions of employment, workers compensation, wages and hours, safety, occupational safety, health or welfare conditions relating to premises occupied, product safety and liability or civil rights), except when failure to so comply would not have a Material Adverse Effect. To the knowledge of the Company and the Seller, the Company is not now charged with, and, is not now under investigation with respect to, any possible material violation of any applicable law, statute, ordinance, regulation, rule, order or requirement relating to any of the foregoing in connection with the business of the Company, and the Company has filed all material reports required to be filed with any governmental, regulatory or administrative agency or authority. The Company shall promptly inform Buyer of any notice relating to the foregoing received after the date hereof and on or prior to the Closing Date.

        3.18    Taxes.

                (a) The Company has had in effect since May 1, 1987 a valid election to be treated as a "S" Corporation for federal purposes and under the equivalent state statute. The Company has filed all Tax Returns that it was required to file. To the knowledge of the Company and the Seller, all such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Company have been paid (whether or not shown on any Tax Return). The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No Claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to the imposition of any Tax by that jurisdiction. There are no Liens on any of the assets of any of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

                (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, consultant, independent contractor, creditor, stockholder, or other third party.

                (c) Neither the Company nor the Seller is aware of any dispute or Claim concerning any liability for Taxes of the Company. Schedule 3.18 attached hereto lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to Buyer correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1993.

                (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                (e) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made or is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code or that are subject to an excise tax under
Section 4999 of the Code. The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company is not a party to any Tax allocation or sharing agreement. The Company
(i) has not been a member of an Affiliated Group (as defined by Section 1504 of the Code) filing a consolidated federal income Tax Return or (ii) has any Liability for the Taxes of any Person (other than any of the Company) under Treas. Reg.ss. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor by contract or otherwise.

                (f) The unpaid Taxes of the Company (i) did not, as of the date of the Last Balance Sheet, exceed the reserve for Tax Liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Last Balance Sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.

                (g) The Company has not agreed to and is not required to make an adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method.

        3.19    Employee Benefit Plans.

                (a)      Identification of Plans.

                Schedule 3.19 attached hereto lists and identifies each:

                (1) "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of ERISA) which is not a Multiemployer Plan;

                (2) "Multiemployer Plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA);

                (3) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(3) of ERISA); and

                (4) Stock purchase, option or bonus plan, deferred compensation, severance pay, incentive, vacation, sick pay or leave, fringe benefit plan, policy or arrangement or payroll practice, which is, or was within five (5) years prior to the Closing Date, maintained or contributed to by the Company or any ERISA Affiliate or under which the Company or any ERISA Affiliate has any liability or contingent liability (individually a "Plan" and collectively, the "Plans").

                (b) Representations Applicable to All Employee Pension Benefit Plans.

                (1) Except as set forth on Schedule 3.19, each Plan which is intended to be "qualified" under Section 401(a) of the Code has received a current favorable determination letter as to its qualification under the Code. Except as set forth on Schedule 3.19, there have been no amendments to any such Plans since the date of such Plan's determination letter which would adversely affect its qualification. To the best knowledge of the Company and the Seller, no prohibited transaction or other event has occurred that will give rise to disqualification of any such Plan under the Code. No event has occurred that will or could subject any such Plan to tax under Section 511 of the Code.

                (2) No Plan has incurred any "accumulated funding deficiency" (as described in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has there been any failure to make by its due date a required installment under Section 302(e) of ERISA or Section 412(m) of the Code with respect to any Plan.

                (c)      Representations Applicable to All Title IV Plans.

                (1) Except as disclosed on Schedule 3.19, with respect to each Plan, no liability under Title IV or ERISA has been incurred since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a risk of incurring a liability under Title IV, other than liability for PBGC premiums which have been paid when due.

                (2) No steps have been taken to terminate any Plan subject to Title IV of ERISA.

                (3) No Plan has been the subject of a "reportable event" (as described in Section 4043 of ERISA) as to which a notice would be required to be filed with the PBGC.

                (4) Except as disclosed on Schedule 3.19, with respect to each Plan which is subject to Title IV of ERISA, neither (i) the present value of accrued benefits under such Plan (based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the Plan's actuary with respect to such Plan), nor (ii) the "benefit liabilities" (as described in Section 4001(a)(18) of ERISA) of such Plan exceeded, as of its last valuation date, the then current value of the assets of such Plan. All costs of any Plan subject to Title IV of ERISA have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. Since the last valuation date for each such Plan, there have been no amendments or changes to such Plans that would materially increase the amount of benefits thereunder.

                (d)      Representations Applicable to All Multiemployer Plans.

                (1)      No Plan listed in Schedule 3.19(a) is a Multiemployer
Plan.

                (e)      Representations Applicable to All Plans.

                (1) Each Plan complies and has been administered in form and operation in all material respects with all requirements of law and regulation applicable thereto. The Company and the ERISA Affiliates have performed all of their obligations in all material respects under all such Plans.

                (2) To the best knowledge of the Company and the Seller, there have been no acts or omissions which have given rise to, or which could reasonably be expected to give rise to, any penalty, tax, or fine under Sections 409, 502(c), or 502(i) of ERISA, or Sections 4975 or 4976 of the Code, for which the Company or any ERISA Affiliate may be liable.

                (3) Except as disclosed on Schedule 3.19, none of the assets of any Plan are invested in any employer securities, employer real property, or any annuity contracts.

                (4) All contributions required with respect to any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be timely made prior to the Closing by the Company or the ERISA Affiliates or will be properly recorded on the Closing Balance Sheet.

                (5)  All  required   reports  and   descriptions  of  each  Plan
(including IRS Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been timely filed and distributed.

                (6) None of the Company or any ERISA Affiliate has any plan or commitment to establish any additional Plans or to amend any existing Plan.

                (7) No Plan provides benefits, including without limitation death, medical, or severance benefits, with respect to current or former employees or directors (or their beneficiaries) beyond their retirement or other termination of service other than (i) coverage for benefits mandated by applicable law, (ii) death benefits or retirement benefits under an Employee Pension Benefit Plan, (iii) deferred compensation benefits properly accrued as liabilities on the Financial Statements, or (iv) benefits the full cost of which is borne by the current or former employee or director or his beneficiaries.

                (8) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Plans or the assets of such Plans, and, to the best knowledge of the Company and the Seller, no facts exist which could reasonably be expected to give rise to any such action, suit, or claim.

                (9) For each Plan, a true and complete copy of each of the following documents have been delivered to Buyer: (i) Plan document and all amendments thereto; (ii) most recent Summary Plan Description (together with each Summary of Material Modifications required under ERISA); (iii) IRS Form 5500 Annual Report, if required under ERISA, for the two most recent plan years, together with all schedules, financial statements, and opinions of independent accountants; (iv) the actuarial report, if required under ERISA, for the two most recent plan years; (v) Form PBGC-1, if required under ERISA, for the two most recent plan years; (vi) if the Plan is funded through a trust or any third party funding vehicle (including a voluntary employee benefit association under Section 501(c)(9) of the Code, or a "multiple employer welfare arrangement" described in Section 3(40) of ERISA), the trust or other funding agreement, all amendments thereto, and the latest financial statements thereof for the two most recent plan years; and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Code.

                3.20     Environmental Matters.

                (a) Except as disclosed in Schedule  3.20 attached  hereto,  the use and operation by the Company and, to the knowledge of the Company and the Seller, by all past owners and operators, of all facilities and properties used in the business of the Company have been, and will be on the Closing Date, in compliance in all material respects with Environmental Laws, and no Environmental Action has been filed, or, to the knowledge of the Company and the Seller, threatened with or against any of them alleging any failure so to comply.

                (b) The Company has received all Environmental Permits required to allow it to conduct its operations and businesses, such Environmental Permits are valid and in effect, and the Company is in compliance with such Environmental Permits.

                (c) Except as disclosed in Schedule 3.20, to the knowledge of the Company and the Seller, the Company has not sent or arranged for the transportation of Hazardous Materials to a site, or owned or operated a site, which, pursuant to CERCLA or any similar state law, has been placed or is proposed (by the United States Environmental Protection Agency ("EPA") or similar state authority) to be placed, on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list.

                (d) Except as disclosed in Schedule 3.20, neither the Company nor the Seller has received written notice from any Person, (i) that the Company has been identified by the EPA or similar state authority as a potentially responsible party under CERCLA with respect to a site listed on the "National Priorities List," as in effect as of the Closing Date, of hazardous waste sites or any similar state list; (ii) that any Hazardous Materials which the Company has generated, transported, or disposed of has been found at any site at which a Person has conducted or has ordered that the Company conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) that the Company is or shall be a named party to any Environmental Action arising out of any Person's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                (e)  Except  as  disclosed  in  Schedule  3.20,   there  are  no
underground fuel tanks located at any of the facilities of the Company, except in material compliance with Environmental laws.

                (f) Except as disclosed in Schedule 3.20, there have been no unpermitted Releases or threatened Releases by the Company of Hazardous Materials on, upon, into, or from the Real Estate or other assets of the Company; and, to the knowledge of the Company and the Seller, there have been no Releases on, upon, from, or into any real property in the vicinity of the Real Estate.

                (g) Except as described on Schedule 3.20, to the knowledge of the Company and the Seller, there is no friable asbestos contained in or forming part of any building, building component, structure, or office space owned or leased by the Company; and, to the knowledge of the Company and the Seller, no polychlorinated biphenyls (PCBs) are used or stored at any property owned or leased by the Company.

                (h) None of the Real Property or other assets of the Company is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

        3.21 Employees. Schedule 3.21 attached hereto sets forth a true and complete list of (a) all directors of the Company, (b) all officers (with office held) of the Company, (c) all consultants and independent contractors retained by the Company currently or during the last fiscal year to which the Company paid compensation in excess of $50,000 during the year ended December 31, 1996 and (d) all employees of the Company who are compensated at an annual rate in excess of $50,000, including each such employee's job title, remuneration and duration of employment period. Except as disclosed in Schedule 3.21 or Schedule 3.19, the Company is not a party to any written or oral employment, consulting, service, severance or pension agreement. The Company is not a party to, and none of its employees are subject to, any collective bargaining agreement or other union contract, other than as disclosed in Schedule 3.21. The Company is in compliance in all material respects with applicable federal, state and local laws affecting employment and employment practices, including terms and conditions of employment and wages and hours, and there are, and have been during the past five (5) years, no complaints against the Company pending or, to the knowledge of the Company and the Seller, threatened before the National Labor Relations Board or any similar state or local agency, except as set forth on Schedule 3.21. The Company generally enjoys good relations with its employees and there is no pending or, to the knowledge of the Company and the Seller, threatened labor dispute with or effort to organize any of its employees, and there has been no such labor dispute or, to the knowledge of the Company and the Seller, effort to organize during the past five (5) years.

        3.22  Litigation.  Except as disclosed on Schedule 3.22 attached hereto,
(a) there is no Claim pending or, to the knowledge of the Company or the Seller threatened (or, to the knowledge of the Company and the Seller, any facts which could lead to such a claim) by, against, affecting or regarding the Company or its businesses, properties or assets, at law or in equity, before any federal, state, local or foreign court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel, and (b) there are no judgments, orders, rulings, charges, decrees, injunctions, notices of violation or other mandates against or affecting the Company or the Seller with respect to the businesses, properties or assets of the Company of which the Company or the Seller has knowledge. Nothing listed on Schedule 3.22, either individually or when aggregated with other listings on such Schedule, would reasonably be expected to have a Material Adverse Effect.

        3.23 Insurance. Schedule 3.23 attached hereto sets forth a summary of all insurance policies (including policies providing property, casualty, liability, medical malpractice and workers' compensation coverage, benefits or coverage for any Plan described in Section 3.19, and bond and surety arrangements) to which the Company is a party, a named insured, or otherwise the beneficiary of coverage and specifies the insurer, the amount of coverage, type of insurance, expiration date, and any retroactive premium adjustments or other loss sharing arrangements. The Company is covered by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule 3.23 describes any self-insurance arrangements affecting any of the Company. Within the past three (3) years, the Company has not been denied insurance coverage. Schedule 3.23 attached hereto sets forth all claims for insurance made by the Company within the past two (2) years and all instances in which the Company was denied insurance coverage relating to such claims.

        3.24 Company Products. To the knowledge of the Company and the Seller, each product manufactured, sold, leased, distributed or delivered by the Company ("Company Products") has been in conformity with all applicable contractual commitments and all applicable express and implied service and product warranties. Except as disclosed in Schedule 3.24 attached hereto, (a) there are no existing or, to the knowledge of the Company or the Seller, threatened Claims against the Company for services or merchandise which are defective or fail to meet any express or implied service or product warranties, or to the knowledge of the Company or the Seller, any facts which, if discovered by a third party, would support such a Claim; and (b) no Claim has been asserted against the
Company for renegotiation or price redetermination with respect to any transaction, and to the knowledge of the Company or the Seller, there are no facts upon which any such Claim could be based. Except as set forth on Schedule 3.24, there are no statements, citations or decisions by any governmental or regulatory body or agency of which the Company or the Seller has knowledge that any Company Product is defective or fails to meet any standards promulgated by any such governmental or regulatory body or agency. Except as set forth on
Schedule 3.24, to the knowledge of the Company and the Seller, there have been no recalls ordered by any such governmental or regulatory body or agency with respect to any Company Product.

        3.25 Powers of Attorney. Except for powers of attorney granted in the ordinary course of business to independent certified public accountants or in connection with the establishment or amendment of a Plan described in Schedule 3.19(a)(1), the Company has not granted any outstanding power of attorney.

        3.26 Brokers. Except as disclosed in Schedule 3.26 attached hereto, none of the Company, the Seller, or anyone acting on their behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Shares, this Agreement or the transactions contemplated hereby.

        3.27 Records and Books. The minute books of the Company have previously been made available to Buyer. The stock transfer ledgers or record books of the Company completely and accurately set forth all transfers of the Company's capital stock from the date of organization through the date hereof.

        3.28  Transactions  with  Interested  Persons.  Except  as set  forth on
Schedule 3.28 attached hereto, no officer, supervisory employee or director of the Company owns directly or indirectly, either individually or jointly, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company, or any organization which has a material contract or arrangement with the Company.

        3.29 Bank Accounts. Schedule 3.29 contains a complete and accurate list of all bank accounts, safe deposit boxes and lock boxes maintained by the Company, together with a list of all authorized signatories thereto.

        3.30 Status Under Certain Statutes. The Company is not: (i) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of such a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company," or an affiliated person" thereof or an "affiliated person" of any such "affiliated person," as such terms are defined in the Investment Company Act of 1940, as amended.

        3.31 Disclosure of Material Information. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to the Company or the Seller, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading.

        3.32 Acquisition for Investment. The Seller acknowledges that the Suburban Shares to be received hereunder have not been registered under the Securities Act or under applicable state securities laws and accordingly must be held indefinitely unless such Suburban Shares are subsequently registered or exemption from applicable registration requirements is available. The Seller is acquiring the Suburban Shares for his own account for investment and will not sell, pledge or transfer the Suburban Stock in the absence of any effective registration statement or an applicable exemption under the Securities Act. The Seller is an ("accredited investor") as defined in the regulations promulgated pursuant to the Securities Act. The Seller acknowledges and agrees that there may be affixed to the certificates evidencing the Suburban Stock a legend as follows:

                "Shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws and were acquired by the registered holder pursuant to representation that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same in violation of the registration requirements of the Act. These shares may not be sold, signed, pledged or transferred in the absence of any effective registration statement under the Act, or an opinion of counsel, reasonably satisfactory to counsel to the issuer, to the effect that registration is not required under the Act."

        3.33  Sole  Representations  and  Warranties.  The  representations  and warranties  contained  in this  Article  III are the  only  representations  and warranties made by the Company and the Seller in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by the Company and the Seller to Buyer.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

        The Buyer hereby represents and warrants to the Company and the Sellers as follows:

        4.1 Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

        4.2 Authority. The Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of the Buyer, and this Agreement constitutes the legal and binding obligation of the Buyer, enforceable against it in accordance with its terms. The Suburban Shares, when transferred in compliance with this Agreement, will be validly issued, fully paid and non-assessable, and free of any Liens. Assuming the accuracy of the representations and warranties of the Company and the Seller hereunder, (a) the entering into of this Agreement by the Buyer does not, and the consummation by the Buyer of the transactions contemplated hereby, including specifically the transfer of the Suburban Shares to the Seller by the Buyer, will not violate the provisions of (i) to the knowledge of the Buyer, any applicable federal, state, local or foreign laws, (ii) the Buyer's Charter or By-Laws, or (iii) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of the Buyer under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, judgment, or decree to which the Buyer is a party or by which any of them is bound, or to which any property of the Buyer is subject; and (b) to the knowledge of the Buyer, the offer and sale of the Suburban Shares, as contemplated by this Agreement, are exempt from the registration requirements of the Securities Act and from any registration or filing requirements of any applicable state securities laws.

        4.3 Brokers. Neither the Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of the Shares, this Agreement or the transactions contemplated hereby.

        4.4 Suburban Shares. The Suburban Shares have been duly authorized, and, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and non-accessible. Subject to the Buyer's rights set forth in Section 2.3 hereof, the issuance of the Suburban Shares at the Closing will vest in the Seller good and indefeasible title thereof, free and clear of any liens, claims and encumbrances.

        4.5 SEC Reports. The Buyer has furnished to the Seller true and complete copies of its Annual Report on Form 10-K for the year ended August 31, 1996, its proxy statement for its 1996 special meeting in lieu of annual meeting of stockholders and all other documents required to be filed by Buyer with the Securities and Exchange Commission (the "SEC") during the period from August 31, 1996 through the Closing Date (collectively the "SEC Reports"). The SEC Reports did not, on their respective dates of filing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Buyer has filed all documents required to be filed by it with the SEC and all such documents complied as to form with the applicable requirements of law. All financial statements included in such documents, including without limitation, the SEC Reports, were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as noted therein, and fairly present the information purported to be shown therein. Since August 31, 1996, Buyer has not suffered any change in its financial condition or results of operations other than changes in the ordinary course of business.

        4.6 Disclosure of Material Information. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to the Purchaser, any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein not misleading.

        4.7 Capitalization. The Buyer's authorized capital stock consists of 40,000,000 shares of Common Stock, without par value per share, of which 10,427,391 shares are issued and outstanding. Except for the rights of Buyer hereunder or as disclosed on Schedule 4.7 hereto, there are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of Common Stock or any other Equity Security of the Buyer.

        4.8  Sole  Representations  and  Warranties.   The  representations  and
warranties contained in this Article IV are the only representations and warranties made by Buyer in connection with the transactions contemplated by this Agreement and supersede any and all previous written or oral statements made by Buyer to the Company or the Seller.

                                    ARTICLE V

                                 INDEMNIFICATION

        5.1 Survival of Representations and Warranties. The parties hereto agree that no claim may be asserted under Article VIII after the lapse of twenty-four
(24) months after the Closing Date, and, subject to the survival of any claims made within such twenty-four month period, for that purpose each and every such representation and warranty set forth in this Agreement shall survive until the second anniversary of the Closing Date, except with respect to (a) any claim arising from a breach of the representations and warranties set forth in Sections 3.2(a), 3.3, 4.3, 6.11(b) and 6.12, which shall survive the Closing without limitation; and (b) any claim arising from a breach of the representations and warranties set forth in Section 3.18, which shall survive the Closing until the first to occur of (x) the expiration of the statute of limitations (and any extensions thereof) applicable to the Tax in respect of which indemnification is being sought without the assertion of a deficiency in respect thereof by the applicable governmental entity, or (y) the completion of the final audit and determination by the applicable governmental entity with respect to such Tax and final disposition of any deficiency resulting therefrom. From and after the twenty-four month anniversary of the Closing Date or the other applicable period of survival with respect to such respective representations and warranties of the Seller and Buyer, neither the Seller nor the Buyer, nor any Affiliate of the Seller or Buyer shall have any liability whatsoever with respect to any such claim, except for claims as to which any party shall have notified the other party prior to such date.

        5.2 Indemnification by Seller. The Seller hereby agrees to indemnify, defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively, "Losses"), arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of the Company or any Seller contained in this Agreement or any other Purchase Document provided, however, that the maximum liability of the Seller pursuant to this Agreement for aggregate Losses (other than those arising under Section 3.3, which will be uncapped) shall be limited to $600,000.

        5.3 Indemnification by Buyer. Buyer hereby agrees to indemnify, defend and hold the Seller, its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document and arising out of any and all actions, suits, claims and administrative or other proceedings of every kind and nature instituted or pending against any Seller or any of its Affiliates at any time before or after the Closing Date.

        5.4 Minimum Indemnification. Notwithstanding anything to the contrary contained herein, no party hereto shall be entitled to recover from any other party unless and until the total of all claims for indemnity or damages with respect to any inaccuracy or breach of any such representations or warranties (other than those contained in Sections 2.6(b), 3.1, 3.3, 3.26, 4.3, 6.11(b) and
6.12 above, as to which no minimum shall apply) or breach of or default in the performance of any covenants, undertakings or other agreements, whether such claims are brought under this Article V or otherwise, exceeds Seventy Five Thousand Dollars ($75,000) and then only for the amount by which such claims for indemnity or damages exceed Seventy Five Thousand Dollars ($75,000) (such amount referred to herein as the "Deductible"); provided that Losses resulting from a breach of the representation and warranty contained in Section 3.11 hereof insofar as such representation and warranty relate to the collectibility of Medicare or Medicaid accounts receivable shall not be subject to indemnification unless and then only to the extent that the aggregate amount of such Losses does not exceed the sum of (i) the Deductible (to the extent it has not theretofore been applied against other Losses), and (ii) $25,000.

        5.5 Notice and Opportunity to Defend. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 5.2 or 5.3, the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "Indemnifying Party"). If such event involves (a) any Claim or (b) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, provided, however, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the

Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent. If, however, the party seeking indemnification refuses its consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept (which must include the unconditional release of the parties seeking indemnification from all liability with respect to the Claim at issue), the party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the party seeking indemnification. In such event, the obligation of the Indemnifying Party to the party seeking indemnification shall be equal to the lesser of (i) the amount of the offer or settlement which the party seeking indemnification refused to accept plus the costs and expenses of such party prior to the date the Indemnifying Party notifies the party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the party seeking indemnification is obligated to pay as a result of such party's continuing to pursue such matter.

        5.6 Adjustment for Insurance and Taxes. The amount which an Indemnifying Party is required to pay to, for or on behalf of any other party (hereinafter referred to as an "Indemnitee") pursuant to this Article V shall be adjusted (including, without limitation, retroactively) (i) by any insurance proceeds actually recovered by or on behalf of such Indemnitee in reduction of the related indemnifiable loss (the "Indemnifiable Loss") and (ii) to take account of any Tax benefit realized as a result of any Indemnifiable Loss. Amounts required to be paid, as so reduced, are hereafter sometimes called an "Indemnity Payment." If an Indemnitee shall have received or shall have had paid on its behalf an Indemnity Payment in respect of an Indemnifiable Loss and shall subsequently receive insurance proceeds in respect of such Indemnifiable Loss, or realize any Tax benefit as a result of such Indemnifiable Loss, then the Indemnitee shall pay to the Indemnifying Party the amount of such insurance proceeds or Tax benefit or, if lesser, the amount of the Indemnity Payment.

        5.7 Indemnification Exclusive. In the event of a breach of this Agreement by an Indemnifying Party, including the breach by the Indemnifying Party of any representation or warranty made in this Agreement by the Indemnifying Party or the failure of the Indemnifying Party to perform any obligations to be performed by the Indemnifying Party pursuant to this Agreement, the remedies of the Indemnitee, and the procedures to be followed by the Indemnitee shall be solely and exclusively specified in this Article V.

                                   ARTICLE VI

                                  MISCELLANEOUS

        6.1 Fees and Expenses. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby; provided that the Seller shall pay the fees and expenses of counsel for the Company and provided further that if the acquisition herein contemplated does not close, the Buyer shall pay one-half of the payment to independent accountants in connection with the audited financial statements described in
Section 2(a)(x).

        6.2 Publicity and Disclosures. Prior to the Closing, no press release or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by any party without the prior knowledge and written consent of the Buyer, and any such press release or disclosure shall be subject to the approval of the Company, not to be unreasonably withheld.

        6.3 Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by telecopy (receipt confirmed) to:

        if to Buyer:          Suburban Ostomy Supply Co., Inc.
                              75 October Hill Road
                               Holliston, MA 01746

                              Attention:  Stephen Aschettino
                              Vice President and Chief Financial Officer
                              Facsimile Transmission Number:  (508) 429-7921

        with a copy to:       Hutchins, Wheeler & Dittmar
                              A Professional Corporation
                              101 Federal Street
                              Boston, MA 02110

                              Attention:  James Westra
                              Facsimile Transmission Number:  (617) 951-1295

        if to the Company or Seller:       Peiser's Inc.
                                           2850 Indian Joe Drive
                                           Broadview, Ill.  60153-2844
                                           Attention:  Barry D. Derman
                                           Facsimile Transmission Number:

        with a copy to:                    McCoy, Kula & Wiemerslage
                                           20 North Clark Street
                                           Chicago, IL 60602
                                           Attn: Steve McCoy
                                           Facsimile Transmission Number:
                                               (312) 372-7340

                                                       and

                                           Winston & Strawn
                                           35 W. Wacker Drive
                                           Chicago, IL 60601
                                           Attn:  Oscar A. David
                                           Facsimile Transmission Number:
                                              (312) 558-5700

        All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

        6.4 Successors and Assigns. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that none of the Seller or the Company may assign or transfer any of their respective rights or obligations under this Agreement without the consent in writing of Buyer.

        6.5 Descriptive Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

        6.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

        6.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the fullest extent permitted by law, the parties hereby waive any provision of any law, statute, ordinance, rule or regulation which might render any provision hereof invalid, illegal or unenforceable.

        6.8 Attorneys' Fees/Arbitration. In any action or proceeding brought to enforce any provision of this Agreement or the other Purchase Documents, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators, sitting in a location selected by mutual agreement within twenty (20) miles from the location of the Buyer, in accordance with the rules for commercial arbitration of the American Arbitration Association then if effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

        6.9 Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        6.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement or any other Purchase Document.

        6.11    Tax Matters.

                (a) Seller will timely file on behalf of the Company all federal, state, local and foreign tax reports and returns for any period which ends on or prior to the Closing Date and which are required to be filed to reflect the operations of the Company. Buyer, at its expense or that of the Company, shall be entitled to participate in the preparation of such reports and returns. All such reports and returns will be prepared and filed using tax accounting methods and principles which are substantially consistent with those used in the returns and reports of taxes for the Company and its Subsidiaries for preceding tax periods unless Buyer agrees otherwise. Any item of income, deduction or credit to be included in any such tax return or report shall be based on the permanent records (including work papers) of the Company and its Subsidiaries. All items of income, gain and credit referred to in section 1366 of the Code shall be included on all appropriate Tax Returns using the method provided for in section 1362(e)(3) of the Code. Buyer shall prepare and file on behalf of the Company all federal, state, local and foreign tax reports and returns for any period which ends after the Closing Date whether or not such returns reflect the operations of the Company attributable to a period prior to the Closing Date. Notwithstanding anything to the contrary herein, the Seller shall be responsible for, and shall timely pay all Taxes of the Seller (except for those under Section 6.11(g) of this Agreement) attributable to the transaction contemplated herein.

                (b) All Taxes attributable to the operation or ownership of the Company after the Closing Date shall be borne by the Buyer and the Company and the Buyer and the Company, jointly and severally, shall hold the Seller harmless from such Taxes. The Seller shall be liable and indemnify the Buyer and the Company (i) for all Taxes of the Company for taxable periods ending on or before the Closing Date; and (ii) for other taxable years the portion of Taxes attributable to the period ending on the Closing Date. For purposes of determining the liability for Taxes for periods that include but do not end on the Closing Date, (i) liability for Taxes determined by reference to income, capital gains, gross income, gross receipts, sales, net profits, windfall profits or similar items or from the transfer or assets shall be allocated based on the date the item is accrued, and (ii) all other Taxes shall be allocated between the Seller and the Company, pro rata based on the number of days in the taxable period for which each party is liable for Taxes. The liability for Taxes attributable to items described in section 1366(a) of the Code shall be determined as provided for in section 1362(e)(3) of the Code.

                (c) All refunds of Taxes attributable to any or all years or periods (or portions thereof) ending on or prior to the Closing Date shall belong to the Seller, and all such refunds of taxes attributable to any or all years or periods (or portions thereof) commencing on or after the Closing Date shall belong to the Company.

                (d) Buyer will give notice to Seller of any claim with respect to any Taxes which relate to any taxable year or period ending on or prior to the Closing Date or that includes the Closing Date, and shall keep Seller informed of the progress of, and the issues involved in, the same, in each case which may be the subject of indemnification by Seller pursuant to this Agreement. The parties hereto shall, and shall cause the Company to, provide such necessary information as any other party hereto may reasonably request in connection with the preparation of such parties' Tax Returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to Taxes of each of the Company.

                (e) Seller shall pay all stock transfer Taxes, real property transfer Taxes, sales Taxes, documentary stamp Taxes, recording charges and other similar Taxes of the Seller resulting from, arising under or in connection with the transfer of the Shares or any other related transaction under the Agreement.

                (f) The obligations of the Seller, the Buyer and the Company set forth in the section of this Agreement relating to Taxes shall, except as otherwise agreed in writing, be unconditional and absolute and shall remain in effect without limitation as to time or amount of recovery by the Seller, the Buyer or the Company, as the case may be, until thirty (30) days after the expiration of the applicable statute of limitations governing the Taxes to which such obligations relate (after giving effect to any agreement extending or tolling such statute of limitations).

                (g) Section 338(h)(10) Election. At the Buyer's option, Seller will join with the Buyer in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign tax law) (collectively, a "Section 338(h)(10) election") with respect to the purchase and sale of stock of the Company hereunder. The Buyer will pay any Tax attributable to the making of the Section 338(h)(10) and will indemnify the Seller and the Company against any incrimental adverse consequences arising out of any failure to pay such Tax.

        6.12 Pension Plan. As soon as reasonably practicable following the Closing Date, the Seller will, on behalf of the Company, cause the Peiser's, Inc. Employee Pension Plan and Trust ("Pension Plan") to be terminated in accordance with the applicable requirements of the Code and ERISA. All expenses of terminating the Pension Plan shall be borne by the Seller, including all contributions, legal, actuarial, and accounting fees, income and excise taxes, interest and penalties, and other amounts required to be paid to the Pension Plan or any third party in order to (i) obtain a favorable determination letter from the Internal Revenue Service for the termination of the Pension Plan, (ii) terminate the Pension Plan as a standard termination under Title IV of ERISA, and (iii) satisfy all obligations to current and former participants and beneficiaries of the Pension Plan (collectively "Pension Plan Termination Expenses"). Seller and William Seinkiewicz may elect to forego receipt of all or part of their accrued benefits under the Pension Plan in accordance with the PBGC's rules for the purpose of reducing the amount of cash required to be paid by Seller as Pension Plan Termination Expenses. Seller shall provide the Company with copies of all material notices, documents, and correspondence relating to the plan termination in advance of filing or mailing. The Company agrees to execute any documents which the Seller may reasonably request the Company to execute in connection with the termination of the Pension Plan. Seller shall indemnify and hold harmless Buyer and the Company from all Pension Plan Termination Expenses.

        6.13 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

        6.14 Governing Law. THIS AGREEMENT, INCLUDING THE VALIDITY HEREOF AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

        6.15 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of the Company, Buyer and the Seller.

        6.16 Mutual Covenants. Each party agrees that after the Closing it shall, upon the request and at the expense of any other party to this Agreement, take such action and execute such documents as such other party may reasonably request in order to effect the transaction hereby declared.

        6.17 Disclosure Schedule A matter or item disclosed on any schedule to this Agreement shall be deemed a disclosure for all schedules to this Agreement.

        6.18 DEA Certificate. Pursuant to the prior advice of the United State Department of Justice, Drug Enforcement Administration ("DEA") that such is legally permissible and in compliance with applicable federal regulations, the Company will permit the Buyer the use of the Company's DEA Controlled Substance Registration Certificate ("Certificate") in order to permit Buyer to buy and sell controlled substances for the purposes allowed under applicable law until such time as Buyer obtains its own DEA Controlled Substances Registration Certificate or June 14, 1997, whichever occurs first. The foregoing provisions of Section 6.18 are intended only as an accommodation to Buyer as permitted under federal regulations.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal as of the date first set forth above.

                                         PEISER'S INC.


                                          By: /s/ Barry D. Derman
                                          Barry D. Derman,
                                          President


                                          SELLER


                                          /s/ Barry D. Derman
                                          Barry D. Derman, Individually


                                          SUBURBAN OSTOMY SUPPLY CO., INC.


                                          By:  /s/ Stephen N. Aschettino

                                          Stephen N. Aschettino, Vice President
                                           and Chief Financial Officer